PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
(To Prospectus Dated                            Registration No.333-38482
August 22, 2000)


                             BIOSPHERE MEDICAL, INC.


                        2,032,255 SHARES OF COMMON STOCK


                                 ---------------

         The information in this prospectus supplement concerning the Selling Stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the prospectus. The information set forth under the caption "Selling Stockholders" is supplemented as follows:

                              SELLING STOCKHOLDERS

         We issued the shares of common stock that this prospectus covers, including the shares of common stock underlying the warrants set forth below, in private placements in February 2000 and July 2000. We have set forth in the following table, to our knowledge, information about the selling stockholders as of June 30, 2000, or such later date as the selling stockholders have provided the information. We have calculated beneficial ownership based on SEC requirements, and the information we have included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose. Unless we otherwise indicate below, each stockholder named in the table has sole voting and investment power with respect to all shares he, she or it beneficially owns, subject to applicable community property laws. We have based the percentage calculated for each selling stockholder upon the sum of the "Common Stock" and "Common Stock Issuable Upon Exercise of Warrants" columns.

         John Carnuccio is a director and the President and Chief Executive Officer of BioSphere; Jean-Marie Vogel is the Chairman of BioSphere; Timothy Barberich and David Southwell, directors of BioSphere, are President and Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Sepracor, the parent corporation of BioSphere. Sepracor is also a selling stockholder and we are registering for Sepracor the 454,545 shares it acquired in our private placement in July 2000. We are party to a corporate services agreement with Sepracor whereby Sepracor provides to us, for a monthly fee, accounting, human resources and data processing services. Sepracor is also the guarantor of our line of credit with a bank. In connection with Sepracor's guarantee, we are party to a security agreement with Sepracor pursuant to which we have pledged our assets to Sepracor as collateral for its guarantee to the bank. Except as set forth in this paragraph, none of the selling stockholders has held any position or had any material relationship with BioSphere in the past three years.

         We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders may decide not to sell all or any of the shares that this prospectus covers. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that the selling stockholders will hold after completion of the offering, we cannot estimate the number of the shares that the selling stockholders will hold after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, the selling stockholders will hold none of the shares that this prospectus covers.


                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
ABS Employees'
Venture Fund
Limited
Partnership                  0           6,944             *         6,944              0               0         0

ACI Capital /
BSMD, LLC               16,666           4,166             *        20,832              0               0         0

ACI Capital /
BSMDI, LLC             177,777          44,444           2.1       222,221              0               0         0

Marcia L. Aaron            228               0             *           228              0               0         0

Mark C. Alpert             228               0             *           228              0               0         0

Sanjay Arora               556               0             *           556              0               0         0

Gregory H.
Barnhill                   228               0             *           228              0               0         0

Timothy J.
Barberich            75,777(1)           6,944             *        34,721      48,000(1)               0         *

Douglas A. Berl
As His Separate
Property #2                228               0             *           228              0               0         0

George A.
Bicher III                 228               0             *           228              0               0         0

Biopergs, LLC           27,777           6,944             *        34,721              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
William A.
Boykin IV &
Ruth Anne Boykin           228               0             *           228              0               0         0

Stephen E. Brady           228               0             *           228              0               0         0

James S.
Brumfield                  228               0             *           228              0               0         0

James F.
Buckley, Jr. &
Jane A. Buckley
JT TEN
Community
Property                   228               0             *           228              0               0         0

R. William
Burgess, Jr.             2,778               0             *         2,778              0               0         0

CCL Fund LLC            18,182               0             *        18,182              0               0         0

John M.
Carnuccio            89,955(1)           1,388             *         6,943      84,400(1)               0         *

Scott Elaine
Case                       228               0             *           228              0               0         0

Castle Creek
Healthcare
Partners LLC            72,728               0             *        72,728              0               0         0

Cerberus
Partners, L.P.          55,556          13,889             *        69,445              0               0         0

Cerberus
International,
LTD.                   116,112          27,778           1.4       138,890          5,000               0         *

David F.
Childers, Jr.
VENTURE ACCOUNT            228               0             *           228              0               0         0

Lee Chimerakis
& Theresa
Chimerakis                 228               0             *           228              0               0         0

Raymond M.
Clark Jr.
Separate
Property                   228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
Brett D.
Clifford                   228               0             *           228              0               0         0

J. Michael
Connelly                   228               0             *           228              0               0         0

Fred C. C.
Crozier                    228               0             *           228              0               0         0

Scott A. Davey
Venture Acct.              228               0             *           228              0               0         0

John W. Davis
III                        228               0             *           228              0               0         0

Robert J.
Deshong &
Patricia A.
Deshong
JT TEN                     228               0             *           228              0               0         0

Jeffrey A.
DeYoung                    228               0             *           228              0               0         0

Domain Public
Equity Partners
L.P.                    80,000               0             *        80,000              0               0         0

Thomas U.
Dudley II                  228               0             *           228              0               0         0

Keith R. Dull &
Susan G. Dull,
JT TEN                     228               0             *           228              0               0         0

Robert B. East             228               0             *           228              0               0         0

Jonathan E.
Farber & Bonnie
S. Farber
JT WROS                    228               0             *           228              0               0         0

George R. Floyd            228               0             *           228              0               0         0

Ivy T. Fradin              228               0             *           228              0               0         0

Donald E.
Froude SPECIAL
ACCOUNT                    228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
Barry L. Garber
& Michele Lax
JT TEN                     228               0             *           228              0               0         0

David G.
Ghysels, Jr.               228               0             *           228              0               0         0

Stephen R.
Goldstein                  228               0             *           228              0               0         0

David M. Gray              228               0             *           228              0               0         0

Douglas C. W.
Greenwood                  228               0             *           228              0               0         0

Benjamin H.
Griswold IV                228               0             *           228              0               0         0

Burton S.
Halpert                    228               0             *           228              0               0         0

John K. Hollan             228               0             *           228              0               0         0

F. Mackey Hughes           228               0             *           228              0               0         0

Michael W. Hyde
& Barbara A.
Hyde JT TEN                228               0             *           228              0               0         0

John P. Jaeger
& Lynn Miller
Jaeger
Ten Com                    228               0             *           228              0               0         0

Richard Judd               228               0             *           228              0               0         0

J. Robert
Judkins                    228               0             *           228              0               0         0

Stephen J.
Kelly & Laura
S. Kelly
JT TEN                     228               0             *           228              0               0         0

E. Robert
Kent, Jr.                  228               0             *           228              0               0         0

Robert S.
Killebrew, Jr.             228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
Mark Klausner &
Melinda Klausner           556               0             *           556              0               0         0

Lynn I. Larson             228               0             *           228              0               0         0

Douglas
Bermingham and
George Wilson,
Trustees for
the benefit of
Jane Macrae             10,000               0             *        10,000              0               0         0

Matthew W.
Madlinger &
Kimberly A.
Madlinger
JT TEN                     228               0             *           228              0               0         0

Andrew W. Marcus           228               0             *           228              0               0         0

Brian T.
Marshall                   228               0             *           228              0               0         0

Mark J. McHugh             227               0             *           227              0               0         0

Daniel E.
McIntyre &
Cynthia A.
McIntyre
TEN ENT                    227               0             *           227              0               0         0

Jeffrey Meyer              228               0             *           228              0               0         0

L. Gartrell
Milam III TTEE
FBO
L. Gartrell
Milam III
REVOCABLE TRUST
DTD 9/14/92                228               0             *           228              0               0         0

Brent Milner &
Michele Milner           2,778               0             *         2,778              0               0         0

Stephen T.
Mitchell &
Cecelia P.
Mitchell
JT TEN                     228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
W. Christopher
Mortenson, Jr.             228               0             *           228              0               0         0

Michael Murray
& Sarah M.
Murray                     228               0             *           228              0               0         0

Patrick A.
O'Shea                     228               0             *           228              0               0         0

Scott Olsen                228               0             *           228              0               0         0

Michael T. Ott             228               0             *           228              0               0         0

J. Ralph Parker            227               0             *           227              0               0         0

David K. Parse             228               0             *           228              0               0         0

James S.
Patricelli &
Sharon
Patricelli                 228               0             *           228              0               0         0

Pequod
Investments,
L.P.                   200,000          25,000           2.1       149,800         50,200               0         *

Pequod
International,
LTD                    125,000          16,667           1.3       103,435         38,232               0         *

Pharma w/Health        136,363               0           1.3       136,363              0               0         0

Eric T. Philippi           227               0             *           227              0               0         0

Roger G. Powell            227               0             *           227              0               0         0

John R. Radle              227               0             *           227              0               0         0

Richard Gallen
& Co. Pension
Trust 002               11,112           2,778             *        13,890              0               0         0

Richter
Investment Corp.         5,000               0             *         5,000              0               0         0

Philip John
Rauch                      228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
H. Thompson
Rodman, Jr. &
Mariella
Smith-Masters
JT TEN                     227               0             *           227              0               0         0

Richard M. Ross            228               0             *           228              0               0         0

William R.
Rothe & Gay
Frederick Rothe
TEN ENT SPECIAL
ACCOUNT                    227               0             *           227              0               0         0

Rudman
Partners, L.P.          90,909               0             *        90,909              0               0         0

James S. Sale              227               0             *           227              0               0         0

Bryant W.
Seaman III &
Rebecca M.
Seaman                     228               0             *           228              0               0         0

Sepracor Inc.        5,824,333               0          55.6       454,545      5,369,788               0      51.3

David P.
Southwell            13,555(1)           1,388             *         6,943       8,000(1)               0         *

John A.
Spilman IV                 228               0             *           228              0               0         0

David Steinberg          2,778               0             *         2,778              0               0         0

Kathryn K.
Stewart                    556               0             *           556              0               0         0

Summer Hill
Partners L.P.           45,455               0             *        45,455              0               0         0

Thomas W.
Sutton & Carol
J. Sutton
TEN ENT                    228               0             *           228              0               0         0

Teton Partners          50,000               0             *        50,000              0               0         0

Bruce H.
Treitman &
Keyla Treitman             228               0             *           228              0               0         0



                        Number of Shares of Common Stock        Number of          Number of Shares of Common Stock
                      Beneficially Owned Prior to Offering      Shares of          Beneficially Owned After Offering
                     ---------------------------------------     Common        ---------------------------------------
                                                               Stock to be
                             Number                  Percent      Sold                    Number               Percent
                     ---------------------------     -------   -----------        ---------------------------- -------
                                   Common Stock                                                  Common Stock
                                     Issuable                                                      Issuable
Name of Selling                   Upon Exercise                                                  Upon Exercise
  Stockholders    Common Stock     of Warrants                                    Common Stock    of Warrants
---------------   ------------    -------------                                   ------------   -------------
United Capital
Management, Inc.       181,818               0           1.7       181,818              0               0         0

Ursus Capital,
L.P.                    15,000           3,750             *        18,750              0               0         0

Jean-Marie Vogel    647,215(1)           1,388           5.8         6,943     641,660(1)               0       5.8

Daniel P. Walsh
& Cynthia P.
Walsh                      228               0             *           228              0               0         0

Scott A. Wieler            228               0             *           228              0               0         0

Karl A. Will               228               0             *           228              0               0         0

Thomas W.
Winstead, Jr. &
Carol J.
Winstead
TEN ENT                    228               0             *           228              0               0         0

James W.
Wohlgemuth &
Caroline Wing
Wohlgemuth
JT TEN                     228               0             *           228              0               0         0

David Woolford
& Enjeen L.
Woolford                   228               0             *           228              0               0         0
-------------------------


*Represents beneficial ownership of less than one percent of our common stock.

(1) Includes shares of common stock underlying options which the following persons may exercise within 60 days of June 30, 2000 in the following amounts:
Timothy J. Barberich, 48,000 shares; John Carnuccio, 74,400 shares; David Southwell, 7,000 shares; and Jean-Marie Vogel, 607,433 shares. Excludes the 5,824,333 shares of common stock beneficially owned by Sepracor, the parent corporation of BioSphere, as to which shares Messrs. Barberich, Carnuccio, Southwell and Vogel disclaim beneficial ownership.


                The date of this Prospectus is October 30, 2000.